UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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Freedom Acquisition Holdings, Inc.

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     ON JULY 12, 2007, FREEDOM ACQUISITION HOLDINGS, INC. (“FREEDOM”) FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) A PRELIMINARY PROXY STATEMENT IN CONNECTION WITH THE PROPOSED ACQUISITION OF GLG PARTNERS LP AND ITS AFFILIATED ENTITIES (COLLECTIVELY, “GLG”) AND INTENDS TO MAIL A DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS TO FREEDOM STOCKHOLDERS. STOCKHOLDERS OF FREEDOM AND OTHER INTERESTED PERSONS ARE ADVISED TO READ FREEDOM’S PRELIMINARY PROXY STATEMENT, THE DEFINITIVE PROXY STATEMENT, WHEN IT BECOMES AVAILABLE, AND ANY OTHER RELEVANT DOCUMENTS FILED BY FREEDOM WITH THE SEC IN CONNECTION WITH FREEDOM’S SOLICITATION OF PROXIES FOR THE SPECIAL MEETING TO BE HELD TO APPROVE THE ACQUISITION BECAUSE THESE DOCUMENTS CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT GLG, FREEDOM AND THE PROPOSED ACQUISITION. THE DEFINITIVE PROXY STATEMENT WILL BE MAILED TO STOCKHOLDERS AS OF A RECORD DATE TO BE ESTABLISHED FOR VOTING ON THE PROPOSED ACQUISITION. STOCKHOLDERS MAY OBTAIN A COPY OF THE PRELIMINARY PROXY STATEMENT AND DEFINITIVE PROXY STATEMENT, WHEN AVAILABLE, WITHOUT CHARGE, AT THE SEC’S INTERNET SITE AT HTTP://WWW.SEC.GOV OR BY DIRECTING A REQUEST TO: FREEDOM ACQUISITION HOLDINGS, INC., 1114 AVENUE OF THE AMERICAS, 41ST FLOOR, NEW YORK, NEW YORK 10036, TELEPHONE (212) 380-2230.
     FREEDOM AND ITS DIRECTORS AND OFFICERS MAY BE DEEMED PARTICIPANTS IN THE SOLICITATION OF PROXIES FROM FREEDOM’S STOCKHOLDERS. A LIST OF THE NAMES OF THOSE DIRECTORS AND OFFICERS AND DESCRIPTIONS OF THEIR INTERESTS IN FREEDOM IS CONTAINED IN FREEDOM’S PROSPECTUS DATED DECEMBER 21, 2006, WHICH IS FILED WITH THE SEC, AND WILL ALSO BE CONTAINED IN FREEDOM’S PROXY STATEMENT WHEN IT BECOMES AVAILABLE. FREEDOM’S STOCKHOLDERS MAY OBTAIN ADDITIONAL INFORMATION ABOUT THE INTERESTS OF ITS DIRECTORS AND OFFICERS IN THE ACQUISITION BY READING FREEDOM’S PRELIMINARY PROXY STATEMENT AND THE DEFINITIVE PROXY STATEMENT WHEN EACH BECOMES AVAILABLE.
     NOTHING IN THIS SCHEDULE 14A SHOULD BE CONSTRUED AS, OR IS INTENDED TO BE, A SOLICITATION FOR OR AN OFFER TO PROVIDE INVESTMENT ADVISORY SERVICES.

     The following is the script of a webcast and telephone conference call with analysts and others held by GLG Partners on August 3, 2007.
GLG PARTNERS REPORTS Q2 2007 EARNINGS
[Speaker: Operator]
Good morning, ladies and gentlemen, and welcome to GLG Partners’ second quarter and first six months of 2007 financial results conference call. I would now like to hand over to the Chairperson, Stephanie Olijnyk. Please begin your meeting, and I will be standing by.
[Speaker: Stephanie Olijnyk]
Hello everyone and welcome to the GLG Partners investor and analyst conference call. On the call today from GLG Partners we have Noam Gottesman, Founder, Managing Director and Co-CEO, Simon White, Chief Financial Officer, and Michael Hodes, Acting Director of Investor Relations. Before I hand over the call to the principals I would like to read a forward looking statement.
After our prepared remarks, we will be happy to take your questions.
Earlier this morning, we issued a press release announcing financial results for the second quarter and first six months of 2007.
I also want to point out that during the course of this conference call we may make a number of forward-looking statements. These forward-looking statements are subject to various risks and uncertainties and there are important factors that could cause actual outcomes to differ materially from those indicated in these statements. Some of these factors are described in the risk factors section of the proxy statement filed by Freedom Acquisition Holdings, Inc. with the SEC with respect to our proposed acquisition transaction with Freedom. I want to remind you that GLG assumes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.
I would also like to remind everyone that GLG presents certain financial measures, such as adjusted net income and comprehensive limited partner profit share, compensation and benefits, that are not prepared in accordance with U.S. GAAP, in addition to financial results prepared in accordance with GAAP. GLG is providing these non-GAAP financial measures to enable investors, securities analysts and other interested parties to perform additional financial analysis of GLG’s personnel-related costs and its earnings from operations and because it believes that they will be helpful to investors in understanding all components of the personnel-related costs of GLG’s business. A reconciliation of these non-GAAP financial measures to GAAP is included in our earnings release, a copy of which is available on our website and has also been filed with the Form 8-K of Freedom Acquisition Holdings, Inc. filed this morning with the SEC.
I will now hand it over to Noam for an overview of the quarter and six months.
[Speaker: Noam Gottesman]
Thank you.
•	We are very pleased to report an excellent second quarter with strong performance across the funds we manage and healthy net inflows of new money.

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•	Net income for the quarter was $309 million, up 176% from the second quarter of 2006 with adjusted net income of $125 million, up 106%.

•	Our net assets under management reached $18.6 billion as of June 30th, up 16% from the end of the first quarter and up 38% from the end of second quarter of 2006.

•	Net inflows were $1.7 billion during the second quarter of 2007 including managed account inflows and gross fund-based inflows.

•	While we will generally not provide post-quarter performance updates, given the significant capital markets volatility in recent weeks, we are pleased to report that in July, the average dollar-weighted return in our alternative strategies was up more than 0.5% and our overall average dollar-weighted return for all our funds was flat during the month. Though performance varied from fund to fund, our diversified model continues to work, with us generating positive un-crystallized performance fees and substantial net inflows since June 30th.

•	We are making very good progress towards the completion of the recently announced transaction with Freedom and continue to anticipate an early fourth quarter closing.

•	Our strong first half performance, together with the recently announced transaction with Freedom and strategic investments by Istithmar and Sal Oppenheim positions, us well for the future expansion and growth of our business.
I will now pass over to Simon White, our CFO, to cover the financial results in a little more depth.
[Speaker: Simon White]
Good morning, everyone. I’d like to run through in a little more detail the financial results for the quarter ended June 30th and for the first half of 2007.
•	Net income for the quarter was $309 million and $329 million for the first half, up 176% and 164% versus the same periods last year.

•	Adjusted net income was $125 million for the quarter and $139 million for the first half, up 106% and 89%, respectively, year-over-year. This is a non-GAAP financial measure that we internally use to gauge the performance of our business by deducting from GAAP net income, limited partner profit shares.

•	In terms of revenues, net revenues and other income were $418 million for the quarter and $491million for the half year, up 84% and 77%, respectively.

•	Performance fees rose 97% to $341 million for the quarter. This was on a net increase in our AUM base since quarter 2 2006 of 38%.

•	The quarter 2 performance fees largely reflect crystallized first half performance.

•	Management and administration fees for the period totaled $77 million, up 42%. For the first half of 2007, they were $147 million, an increase of 48%.

•	This represents 1.8% of average net AUM, which is up 6 basis points on the same quarter last year and up 10 basis points for the first half.

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In terms of expenses:
•	Employee compensation and benefits fell 36% to $57million compared to quarter 2 and 29% for the first half. This is primarily due to limited partner profit share arrangements for key personnel that we put in place in the middle of 2006.

•	We believe a more meaningful comparison is to look at the total of limited partnership profit share and compensation and benefits, or PSCB, a non-GAAP financial measure which management utilizes to measure the total cost of services provided to GLG by its employees and limited partners.

•	PSCB for quarter 2 rose 72% to $241 million and for the first half increased by 64% to $272 million. This increase is attributable to the significant increase in revenues, particularly in performance fees.

•	When measured as a percentage of net revenues, PCSB decreased by 420 basis points to 57.5% for the quarter and fell by 455 basis points to 55% for the first half of 2007.

•	General, administrative and other expenses (GA&O) increased 78% to $28 million versus quarter 2 in 2006 and by 97% to $54 million for the first half. This reflected both the increase in the scale of the business, as well as certain non-recurring one-off costs.

•	Expressed as a percentage of revenues, GA&O expenses fell slightly to 6.7% for the quarter and to 6.9% for the first half.
On the tax front, the first half effective tax rate was 17%. After the closing of the Freedom transaction, we continue to expect the effective tax rate to be near 20% over the next three years. This will, however, depend on the relative growth rates in earnings and related tax rates in the jurisdictions in which GLG operates.
In summary, it was a very strong second quarter and an excellent first half.
Before we open the call up to questions, I want to highlight that we have updated our investor presentation, and it is available on our website, www.glgpartners.com and has also been filed today with the SEC as Freedom’s Form 8-K.
We are now available to answer any questions that you may have. To handle that, let me hand you over to Mike Hodes who will manage the session.

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